                                                               Filed pursuant to
                                                                  Rule 424(b)(3)
                                                              Reg Nos. 333-65742
                                                                and 333-65742-01
PROSPECTUS SUPPLEMENT NO. 15
(To prospectus dated August 22, 2001)

NTL Communications Corp.
NTL Incorporated
(as co-obligor on subordinated basis)
NTL Incorporated
Shares of Common Stock

This Prospectus Supplement No. 15 supplements and amends the Prospectus dated August 22, 2001 relating to the 6 3/4 % Convertible Subordinated Notes due 2008 of NTL Communications Corp. and NTL Incorporated (as co-obligor on a subordinated basis) and the shares of NTL Incorporated common stock, par value $0.01 per share, issuable upon conversion of the Convertible Notes, as well as 35,080 shares of common stock of NTL Incorporated issued on exchange of certain 5% Unsecured Convertible Loan Notes 1995 (as extended) of NTL (B) Limited.

The table on pages 58 through 60 of the Prospectus sets forth information with respect to the Selling Security Holders (as defined in the Prospectus) and the respective amounts of Convertible Notes beneficially owned by each Selling Security Holder that may be offered pursuant to the Prospectus. This Prospectus Supplement amends that table and constitutes a consolidated list of all Selling Security Holders as of March 12, 2002 that have provided information to NTL Incorporated and NTL Communications Corp. Some holders may have transferred their holdings since the date they provided such information.

                                         PRINCIPAL AMOUNT OF
                                          CONVERTIBLE NOTES     PERCENT OF TOTAL
                                            BENEFICIALLY       PRINCIPAL AMOUNT OF      COMMON STOCK         COMMON STOCK
                                          OWNED AND OFFERED        OUTSTANDING         OWNED PRIOR TO     TO BE REGISTERED BY
SELLING SECURITY HOLDERS                 BY THIS PROSPECTUS     CONVERTIBLE NOTES    ORIGINAL OFFERING      THIS PROSPECTUS
------------------------                 -------------------   -------------------   ------------------   -------------------
AAM/Zazove Institutional Income Fund
  LLP..................................       1,000,000                   *                     --              30,554.88
ABN AMRO Securities LLC................         250,000                   *                     --               7,638.72
AG Arb Partners, L.P.(1)...............       4,234,000                   *                     --             129,369.34
AG Capital Funding Partners, L.P.(2)...       7,371,000                   *                     --             225,219.99
AG Capital Recovery Partners, L.P.(3)..      24,233,000                 2.11%                   --             740,436.32
AG Capital Recovery Partners,II L.P.(4)      23,092,000                 2.01%                   --             705,573.32
AG CNG Fund, L.P.(5)...................       1,662,000                   *                     --              50,782.20
AG Eleven Partners, II L.P.(6).........       3,956,000                   *                     --             120,875.09
AG MM, L.P.(7).........................       1,672,000                   *                     --              51,087.75
AG Princess, L.P.(8)...................       1,304,000                   *                     --              39,843.56
AG Super Advantage, L.P.(9)............       1,246,000                   *                     --              38,071.38
AG Super Fund International Partners,
  L.P.(10).............................       5,066,000                   *                     --             154,791.00
AG Super Fund, L.P.(11)................      12,297,000                 1.07%                   --             375,733.31
AIG SoundShore Holdings Ltd............       3,926,000                   *                     --             119,958.45
AIG SoundShore Opportunity Holding Fund
  Ltd..................................       4,271,000                   *                     --             130,499.88
AIG SoundShore Strategic Holding Fund
  Ltd..................................       1,703,000                   *                     --              52,034.95
Alpha US Sub Fund V LLC................         175,000                   *                     --               5,347.10
Amaranth Securities....................      10,000,000                   *                 32,450             305,548.77
American Samoa Government..............          68,000                   *                     --               2,077.73
Anegada Fund, Ltd......................       1,879,886                   *                     --              57,439.68
Arbitex Master Fund L.P. ..............       3,000,000                   *                     --              91,664.63
Ardsley Offshore Fund, Ltd. ...........      22,000,000                1.91%                    --             672,207.28
Ardsley Partners Fund I, L.P. .........      12,500,000                1.09%                    --             381,935.96
Ardsley Partners Fund II, L.P. ........      22,000,000                1.91%                    --             672,207.28
Ardsley Partners Institutional, L.P. ..      12,800,000                1.11%                    --             391,102.42
Argent Classic Convertible Arbitrage
  Fund (Bermuda) Ltd...................       3,700,000                   *                     --             113,053.04
Argent Classic Convertible Arbitrage
  Fund L.P. ...........................       2,700,000                   *                     --              82,498.17
Argent Convertible Arbitrage
  Fund Ltd.............................       1,000,000                   *                     --              30,554.88
Associated Electric & Gas Insurance
  Services Limited.....................       1,700,000                   *                     --              51,943.29
Auda Classic PLC.......................         150,000                   *                     --               4,583.23
Augusta Partners, LP ..................      13,650,000                1.19%                    --             417,074.07
Bancroft Convertible Fund, Inc. .......         500,000                   *                     --              15,277.44
Bankers Trust Co. Trustee for
  DaimlerChrysler Corp. Emp#1 Pension
  Plan dtd 4/1/89......................       3,655,000                   *                     --             111,678.07
Barclays Gestion (France)..............       2,700,000                   *                     --              82,498.17
Bear, Sterns & Co. Inc.................       7,500,000                   *                     --             229,161.57
Bernard Richards Securities............          20,000                   *                     --                 611.10
BNP CooperNeff Convertible Strategies
  Fund, L.P. ..........................       4,057,000                   *                     --             123,961.13
BNP Paribas Equity Strategies,
  SNC..................................      24,343,000                2.12%                    --             743,797.36
BP Amoco PLC Master Trust..............       1,426,000                   *                     --              43,571.25
Bridgewood Capital Partners L.P.(12)...         284,000                   *                     --               8,677.58
Canyon Capital Arbitrage Master
  Hedge Fund, Ltd. ....................       6,125,000                   *                     --             187,148.62
Canyon Value Realization Fund
  (Cayman) Ltd. .......................      18,018,000                1.57%                    --             550,537.77
CIBC World Markets.....................       9,000,000                   *                     --             274,993.89
Common Fund Event Driven Company(13)...       1,245,000                   *                     --              13,260.82
Credit Suisse First Boston
  Corporation..........................      42,000,000                3.65%                    --           1,283,304.81
Credit Suisse First Boston London
  Branch...............................      10,000,000                   *                     --             305,548.77
Crestwood Capital Partners LP(14)......       2,184,000                   *                     --              66,731.85
Crestwood Capital International Ltd.(15)      1,291,000                   *                     --              39,446.35
Crestwood Capital Partners II L.P.(16).         241,000                   *                     --               7,363.72
CRT Capital Group LLC(17)..............         235,000                   *                     --               7,180.40
CSFB CQS Master Fund Limited(18)              2,750,000                   *                     --              84,025.91
Curtis, Alan (IRA).....................         500,000                   *                     --              15,277.44
Curtis Partnership.....................         500,000                   *                     --              15,277.44
Cuttyhunk Fund Limited.................       6,886,590                   *                     --             210,418.91
Deam Convertible Arbitrage FD..........       4,000,000                   *                     --             122,219.51
Deeprock & Co .........................       2,000,000                   *                     --              61,109.75
Deutsche Bank AG, London(19)...........       3,000,000                   *                     --              91,664.63

                                         PRINCIPAL AMOUNT OF
                                          CONVERTIBLE NOTES     PERCENT OF TOTAL
                                            BENEFICIALLY       PRINCIPAL AMOUNT OF      COMMON STOCK         COMMON STOCK
                                          OWNED AND OFFERED        OUTSTANDING         OWNED PRIOR TO     TO BE REGISTERED BY
SELLING SECURITY HOLDERS                 BY THIS PROSPECTUS     CONVERTIBLE NOTES    ORIGINAL OFFERING      THIS PROSPECTUS
------------------------                 -------------------   -------------------   ------------------   -------------------
Deutsche Bank Alex Brown(20)...........     115,700,000               10.06%                    --           3,535,199.22
Ellsworth Convertible Growth and Income
  Fund, Inc. ..........................         500,000                   *                     --              15,277.44
Fidelity Financial Trust: Fidelity
  Equity Income II Fund................       9,810,000                   *                     --             299,743.34
Fidelity Management Trust Company......         190,000                   *                     --               5,805.43
First Union International Capital
  Markets Inc..........................      27,000,000                2.35%                    --             824,981.67
First Union Securities Inc.............      18,500,000                1.61%                    --             565,265.22
Franklin and Marshall College..........         235,000                                                          7,180.40
Franklin Investor Series Trust --
  Franklin Convertible Securities......       9,000,000                   *                     --             274,993.89
Franklin Strategic Series -- Global
  Communications Fund..................       3,400,000                   *                     --             103,886.58
Franklin World Telecom Fund -- Canada..         200,000                   *                     --               6,110.97
FTVIPT -- Franklin Global
  Communications Securities Fund.......       7,400,000                   *                     --             226,106.09
GAM Arbitrage Investments Inc.(21).....       7,559,000                   *                     --             230,964.31
Ginsberg, William......................         500,000                   *                300,000              15,277.44
Global Bermuda Limited Partnership.....       1,500,000                   *                     --              45,832.31
GM Employee Global Grp Pen Tr (Abs
  Return Portfolio)....................       2,000,000                   *                     --              61,109.75
Goldman Sachs and Company..............           1,000                   *                     --                  30.55
GSPP Portfolio, Ltd....................       2,046,379                   *                     --              62,526.86
HBK Master Fund L.P.(22)...............      96,200,000                8.37%                30,000           2,939,379.12
HFR ED Opportunity Master Trust........          74,000                   *                     --               2,261.06
HFR Master Trust.......................         300,000                   *                     --               9,166.46
HH Managed Account 1 Limited...........      13,700,000                1.19%                    --             418,601.81
Hotel Union & Hotel Industry of
  Hawaii...............................         711,000                   *                     --              21,724.52
Hourglass Fund, L.P. ..................       3,000,000                   *                     --              91,664.63
James Campbell Corporation.............         600,000                   *                     --              18,332.93
Jay Goldman Master Limited II..........          30,000                   *                     --                 916.65
Jefferies & Company Inc................          15,000                   *                     --                 458.32
JMG Capital Partners, L.P.(23).........      55,000,000                4.78%                    --           1,680,518.21
JMG Triton Offshore Fund Ltd.(24)......      49,125,000                4.27%                    --           1,501,008.31
JP Morgan Securities Inc...............       6,514,000                   *                608,675             199,034.47
JP Morgan Securities Ltd...............       1,500,000                   *                250,395              45,832.31
Lakeshore International, Ltd. .........       3,500,000                   *                     --             106,942.07
Lehman Brothers Inc. ..................      12,000,000                1.04%                    --             366,658.52
Leonardo, L.P .........................       6,000,000                   *                     --             183,329.25
Lexington (IMA) Limited................         578,000                   *                     --              17,660.72
Lipper Convertible Series II, L.P(25)..       1,350,000                   *                     --              41,249.08
Lipper Convertibles (Class B)..........         675,000                   *                     --              20,624.54
Lipper Convertibles L.P.(26)...........      21,600,000                1.88%                    --             659,985.33
Lipper Offshore Convertibles #2........         675,000                   *                     --              20,624.54
Lipper Offshore Convertibles, L.P.(27).       2,700,000                   *                     --              82,498.17
Lydian Overseas Partners Master Fund...      10,000,000                   *                     --             305,548.77
Lyxor Master Fund......................       1,525,000                   *                     --              46,596.19
Marron, Thomas W. .....................          20,000                   *                     --                 611.25
Mettan, Susan K. ......................          60,000                   *                     --               1,833.29
Merced Partners Limited Partnership....       1,000,000                   *                     --              30,554.88
Merrill Lynch Pierce Fenner &
  Smith Inc. ..........................       4,000,000                   *                     --             122,219.51
Morgan Stanley & Co.(28)...............      35,000,000                3.04%                    --           1,069,420.68
Navigator Offshore, Ltd................      18,832,000                1.64%                    --             575,409.43
Navigator Partners, LP.................         153,000                   *                     --               4,674.90
Nutmeg Partners, L.P.(29)..............       9,155,000                   *                     --             279,729.89
Oakville Holdings......................       2,000,000                   *                     --              61,109.75
Onex Industrial Partners(30)...........       4,565,000                   *                     --             139,483.01
Onyx Fund Holdings, LDC................      25,500,000                2.22%                    --             779,149.35
OZ Master Fund.........................      29,922,000                2.60%                93,227             914,263.02
Pacific Life Insurance Company(31).....       1,000,000                   *                     --              30,554.88
Para International Fund, Ltd...........       3,040,000                   *                     --              92,886.82
Para Investors LP......................         662,000                   *                     --              20,227.33
Para Partners LP.......................       2,745,000                   *                     --              83,873.14
Paribas Liquid Hedge Fund..............          69,000                   *                     --               2,108.29
Pebble Capital Inc.(32)................       1,775,000                   *                     --              54,234.91
Pell Rudman Trust Company(33)..........       8,854,000                   *                     --             270,532.88
Penn Treaty Network America Insurance
  Company..............................         300,000                                                          9,166.46
People Benefit Life Insurance
  Company..............................       2,000,000                   *                     --              61,109.75
Peoples Benefit Life Insurance Company
  TEAMSTERS............................      10,000,000                   *                     --             305,548.77
Perry Partners International, L.P. ....      11,137,000                   *                     --             340,289.66
Perry Partners, L.P. ..................       3,713,000                   *                     --             113,270.29
PHS Bay Colony Fund, L.P.(34)..........       1,662,000                   *                     --              50,782.20
PHS Patriot Fund, L.P.(35).............       1,246,000                   *                     --              38,071.38
Plejades Investment Partners...........         787,065                   *                     --              24,048.67
Robert S. Ginsberg, TIEE,
  Robert S. Ginsberg Trust DTD 2/11/92.          59,000                   *                  6,954               1,802.74
Ginsberg, Robert, Co LPA Profit
  Sharing Plan & Trust DTD 3/1/86......          91,000                   *                    300               2,780.49
SAC Capital Associates LLC.............          23,000                   *                     --                 702.76
Sagamore Hill Hub Fund Ltd. ...........      32,000,000                2.78%                    --             977,756.04
Salomon Brothers Asset Management......     104,845,000                9.12%                    --           3,203,526.03
Salomon Smith Barney Inc. .............         180,000                   *                     --               5,499.88
SG Cowen Securities Corp. .............       6,000,000                   *                     --             183,329.26

                                         PRINCIPAL AMOUNT OF
                                          CONVERTIBLE NOTES     PERCENT OF TOTAL
                                            BENEFICIALLY       PRINCIPAL AMOUNT        COMMON STOCK         COMMON STOCK
                                          OWNED AND OFFERED     OF OUTSTANDING         OWNED PRIOR TO     TO BE REGISTERED BY
SELLING SECURITY HOLDERS                 BY THIS PROSPECTUS    CONVERTIBLE NOTES    ORIGINAL OFFERING      THIS PROSPECTUS
------------------------                 -------------------   -------------------   ------------------   -------------------

Silvercreek II Limited(36).............       6,260,000                   *                     --             191,273.53
Silvercreek Limited Partnership(37)....       2,900,000                   *                     --              88,609.14
Sound Beach Capital, L.P. .............      11,000,000                   *                     --             336,103.64
South Dakota Retirement System ........       4,000,000                   *                 34,000             122,219.51
Spear Leeds & Kellogg .................       1,000,000                   *                     --              30,554.88
St. Albans Partners Ltd. ..............      11,000,000                   *                     --             336,103.64
State Street Bank Custodian for
 GE Pension Trust .....................       1,810,000                                                         30,554.88
Sun America High Yield Bond Fund.......         750,000                   *                     --              22,916.16
Sun America Series Trust High Yield
  Bond Portfolio.......................       1,250,000                   *                     --              38,193.60
Tamarack International, Ltd. ..........       2,000,000                   *                     --              61,109.75
The Estate of James Campbell...........         450,000                   *                     --              13,749.69
The George Sarlo 1995 Charitable
  Remainder Trust......................         140,848                   *                     --               4,303.59
The Northwestern Mutual Life Insurance
  Company(38)..........................       2,500,000                   *                     --              76,387.19
The Value Realization Fund, L.P. ......      10,857,000                   *                     --             331,734.29
Tonga Partners L.P. ...................       6,877,884                   *                     --             210,152.90
TQA Master Fund Ltd. ..................       4,000,000                   *                     --             122,219.51
TQA Master Plus Fund, Ltd. ............       4,000,000                   *                     --             122,219.51
Troubh Capital International...........         478,000                   *                     --              14,605.23
Troubh Partners, L.P. .................         239,000                   *                     --               7,302.61
UBS AG London Branch...................       9,000,000                   *                     --             274,993.89
UBS O'Connor LLC F/B/O UBS Global
 Convertible Portfolio ................       1,500,000                   *                     --              45,832.31
UBS O'Connor LLC F/B/O UBS Global
 Equity Arbitrage Master Ltd. .........      10,500,000                   *                     --             320,826.20
UBS Warburg LLC .......................       5,000,000                   *                     --             152,774.38
Viacom Inc. Pension Plan Master Trust..          80,000                   *                     --               2,444.39
Wienerkur, Howard, (IRA BSSC Custodian)          25,000                   *                  4,050                 763.87
White River Securities L.L.C. .........       7,500,000                   *                     --             229,161.57
Xagua Fund, Ltd........................         230,000                   *                     --               7,027.62
Zazove Hedged Convertible Fund LP......       1,700,000                   *                     --              51,943.29
ZCM Asset Holding Company LLC .........       2,750,000                   *                     --              84,025.91
Zola Partners, LP......................         500,000                   *                     --              15,277.44
Zurich Institutional Benchmarks........         400,000                   *                     --              12,221.95
Zurich Institutional Benchmarks Master
  Fund Ltd. ...........................       1,200,000                   *                     --              36,665.85

---------------
(1) Also owns 1,202,000 principal amount 10.75% notes due 2008; 640,000 principal amount 11.50% notes due 2009; 531,000 principal amount 9.75% notes due 2009; 135,000 principal amount 10% notes due 2008; 189,000 principal amount 11.20% notes due 2007; 135,000 principal amount 9.125% notes due 2008.
(2)  Also owns 3,332,000 principal amount 10.75% notes due 2008; 2,343,000 principal amount 11.50% notes due 2009; 8.330,000 principal amount 9.75% notes due 2009; 452,000 principal amount 10% notes due 2008; 631,000 principal amount 11.20% notes due 2007; 451,000 principal amount 9.125% notes due 2008.
(3)  Also owns 8,916,000 principal amount 10.75% notes due 2008; 14,319,000 principal amount 11.50% notes due 2009; 13,810,000 principal amount 9.75% notes due 2009; 3,185,000 principal amount 10% notes due 2008; 2,460,000 principal amount 11.20% notes due 2007; 1,394,000 principal amount 9.125% notes due 2008.
(4)  Also owns 8,439,000 principal amount 10.75% notes due 2008; 13,708,000 principal amount 11.50% notes due 2009; 13,256,000 principal amount 9.75% notes due 2009; 3,027,000 principal amount 10% notes due 2008; 2,343,000 principal amount 11.20% notes due 2007; 1,323,000 principal amount 9.125% notes due 2008.
(5) Also owns 527,000 principal amount 10.75% notes due 2008; 258,000 principal amount 11.50% notes due 2009; 195,000 principal amount 9.75% notes due 2009; 60,000 principal amount 10% notes due 2008; 84,000 principal amount 11.20% notes due 2007; 60,000 principal amount 9.125% notes due 2008.
(6)  Also owns 2,279,000 principal amount 10.75% notes due 2008; 6,551,000 principal amount 11.50% notes due 2009; 4,535,000 principal amount 9.75% notes due 2009; 336,000 principal amount 10% notes due 2008; 465,000 principal amount 11.20% notes due 2007; 332,000 principal amount 9.125% notes due 2008.
(7) Also owns 379,000 principal amount 10.75% notes due 2008; 111,000 principal amount 11.50% notes due 2009; 45,000 principal amount 10% notes due 2008; 63,000 principal amount 11.20% notes due 2007; 45,000 principal amount 9.125% notes due 2008.
(8) Also owns 506,000 principal amount 10.75% notes due 2008; 147,000 principal amount 11.50% notes due 2009; 60,000 principal amount 10% notes due 2008; 84,000 principal amount 11.20% notes due 2007; 60,000 principal amount 9.125% notes due 2008.
(9) Also owns 396,000 principal amount 10.75% notes due 2008; 194,000 principal amount 11.50% notes due 2009; 146,000 principal amount 9.75% notes due 2009; 45,000 principal amount 10% notes due 2008; 63,000 principal amount 11.20% notes due 2007; 45,000 principal amount 9.125% notes due 2008.
(10) Also owns 1,466,000 principal amount 10.75% notes due 2008; 769,000 principal amount 11.50% notes due 2009; 625,000 principal amount 9.75% notes due 2009; 165,000 principal amount 10% notes due 2008; 231,000 principal amount 11.20% notes due 2007; 165,000 principal amount 9.125% notes due 2008.
(11) Also owns 3,839,000 principal amount 10.75% notes due 2008; 1,907,000 principal amount 11.50% notes due 2009; 1,422,000 principal amount 9.75% notes due 2009; 435,000 principal amount 10% notes due 2008; 609,000 principal amount 11.20% notes due 2007; 435,000 principal amount 9.125% notes due 2008.
(12) Also owns 419,000 principal amount 11.875% senior notes due 2010.
(13) Also owns 395,000 principal amount 10.75% notes due 2008; 193,000 principal amount 11.50% notes due 2009; 142,000 principal amount 9.75% notes due 2009; 45,000 principal amount 10% notes due 2008; 63,000 principal amount 11.20% notes due 2007; 45,000 principal amount 9.125% notes due 2008.
(14) Also owns 2,617,000 principal amount 11.875% senior notes due 2010.
(15) Also owns 4,333,000 principal amount 11.875% senior notes due 2010.
(16) Also owns 4,600,000 principal amount 9.875% notes due 2009.
(17) Also owns 700,000 principal amount 5.75% notes due 2009; 51,000 principal amount 7% notes due 2008.
(18) Also holds 500,000 principal amount 7% notes due 2008.
(19) Also owns 368,000 principal amount 11.875% senior notes due 2010.
(20) Also owns 22,500,000 principal amount 5.75% convertible notes due 2009.
(21) Also owns 2,255,000 principal amount 10.75% notes due 2008; 1,156,000 principal amount 11.50% notes due 2009; 911,000 principal amount 9.75% notes due 2009; 255,000 principal amount 10% notes due 2008; 357,000 principal amount 11.20% notes due 2007; 255,000 principal amount 9.125% notes due 2008.
(22) Also owns 16,500,000 principal amount 5.75% convertible notes due 2009.
(23) Also owns 29,671,000 principal amount 5.75% convertible notes due 2009.
(24) Also owns 29,670,000 principal amount 5.75% convertible notes due 2009.
(25) Also owns 1,317,000 principal amount 7% convertible notes due 2008.
(26) Also owns 26,683,000 principal amount 7% convertible notes due 2008.
(27) Also owns 4,500,000 principal amount 7% convertible notes due 2008.
(28) Also owns 33,000,000 principal amount 7% convertible notes due 2008 and 5,000,000 principal amount 5.75% convertible notes due 2009.
(29) Also owns 1,324,000 principal amount 10.75% notes due 2008; 650,000 principal amount 11.50% notes due 2009; 470,000 principal amount 9.75% notes due 2009; 150,000 principal amount 10% notes due 2008; 210,000 principal amount 11.20% notes due 2007; 150,000 principal amount 9.125% notes due 2008.
(30) Also owns 3,790,000 principal amount 5.75% convertible notes due 2009.
(31) Also owns 1,500,000 principal amount 10% notes due 2007.
(32) Also owns 1,490,000 principal amount 5.75% convertible notes due 2009.
(33) Also owns 145,000 principal amount 7% convertible notes due 2008.
(34) Also owns 527,000 principal amount 10.75% notes due 2008; 257,000 principal amount 11.50% notes due 2009; 194,000 principal amount 9.75% notes due 2009; 60,000 principal amount 10% notes due 2008; 84,000 principal amount 11.20% notes due 2007; 60,000 principal amount 9.125% notes due 2008.
(35) Also owns 395,000 principal amount 10.75% notes due 2008; 193,000 principal amount 11.50% notes due 2009; 144,000 principal amount 9.75% notes due 2009; 45,000 principal amount 10% notes due 2008; 63,000 principal amount 11.20% notes due 2007; 45,000 principal amount 9.125% notes due 2008.
(36) Also owns 5,120,000 principal amount 5.75% convertible notes due 2009.
(37) Also owns 2,600,000 principal amount 5.75% convertible notes due 2009. * Less than one percent.
(38) Also owns $5,350,000 principal amount 11.5% notes due 2008 (includes $1,350,000 principal amount held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account); $12,000,000 principal amount 11.875% notes due 2010; $16,000,000 principal amount 10% notes due 2007; 29 shares of 13% Preferred Stock (held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account); $16,100,000 aggregate principal amount 11.5% notes due 2006 (includes $2,600,000 principal amount held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account); $1,900,000 principal amount 9.75% notes due 2008 (held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account); $10,340,000 principal amount 7.00% notes due 2008 (includes $1,000,000 principal amount held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account).

                                       3